                                                                   EXHIBIT 10.10


                         EXECUTIVE EMPLOYMENT AGREEMENT

        THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of January 1, 1999 (the "Effective Date"), by and between PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company"), and Robert J. Petcavich (the "Executive"), with respect to the following facts:

        WHEREAS, The Company desires to retain the Executive and to avail itself of the Executive's skill, knowledge and expertise to ensure the successful management and growth of the Company.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, and in consideration of the employment of Executive by the Company, the parties hereto agree as follows:


        1.     EMPLOYMENT AND TERM.

               a. EMPLOYMENT. The Company hereby engages the Executive to serve as a key executive of the Company to serve in such capacity or capacities as may be determined by the Board of Directors (the "Board") and the Executive hereby accepts such engagement by the Company, upon the terms and conditions set forth herein.

               b. TERM. The Company agrees to continue the Executive's employment, and the Executive agrees to remain in the employ of the Company, from the Effective Date until the earlier of (i) the date that is five (5) years from the Effective Date (the "Term of Employment") or (ii) the date when the Executive's employment terminates pursuant to the provisions of Sections 6 and 7 this Agreement. Upon the expiration of the five year Term of Employment, the Consulting Agreement, a form of which is attached as Exhibit A (the "Consulting Agreement"), shall have no effect and shall not be binding upon either the Company or Executive, provided that Executive's employment has not been terminated with or without cause or Executive has not resigned prior to the expiration of the Term of Employment.


        2.     DUTIES OF THE EXECUTIVE.

               a. DUTIES. The Executive shall perform all the duties and obligations as shall be established by the bylaws of the Company and, from time to time, by the Board of Directors of the Company. The Executive shall perform the services contemplated herein faithfully, diligently and to the best of his ability. The Executive shall report directly to and shall be responsible to the Board of Directors of the Company regarding his services.



                                       1.

               b. EXCLUSIVE SERVICES. The Executive shall devote his entire business time, attention, energies, skills, learning and best efforts to the business of the Company. The Executive may serve on the board of directors of other corporations only with the express prior written consent of the Company's Board of Directors. In addition, the Executive may participate in social, civic or professional associations only so far as such services do not materially interfere with the duties and obligations of the Executive contemplated by this Agreement.

        3.     COMPENSATION.

               a. SALARY. In consideration of the Executive's services hereunder, the Company shall pay or cause to be paid to the Executive, in accordance with the Company's normal payroll practices, a salary (the "Salary") of $210,000 per year, in equal monthly payments, less required deductions for state and federal withholding tax, Social Security and other employee taxes or on such other schedule as the Company may adopt for its other employees generally. Such Salary shall be pro-rated for any partial employment on the basis of a 365-day fiscal year.

               b. ADJUSTMENT TO SALARY. The Board of Directors shall review Executive's performance and the Company's financial and operating results on at least an annual basis and may in its sole discretion increase Executive's base salary as it deems appropriate based on such review.

               c. BONUS. The Executive shall be entitled to a bonus of $25,000 payable within 60 days after the close of business for the fiscal year ending December 31, 1999. For every year thereafter, annual bonuses, if approved by the Board of Directors, are anticipated to be 10% or more of Executive's base Salary if Executive achieves or exceeds certain performance goals jointly established by the Board and the Executive.

               d. OPTIONS. Upon execution of this Agreement, Executive will be granted an option (the "Option") to purchase up to 125,000 shares of the Company's Common Stock (the "Option Shares") at a price equal to 110% of the fair market value of such stock on the date of grant. 25,000 of the Option Shares shall vest upon execution of this Agreement, 35,000 of the Option Shares shall vest on the first anniversary of this Agreement, 35,000 on the second anniversary of this Agreement, and 30,000 of the Option Shares shall vest on the third anniversary of this Agreement.

        4.     EXECUTIVE BENEFITS.

               a. VACATION. The Executive shall be entitled to six (6) weeks of vacation per year, without reduction in salary. Any vacation time not used in any year shall accumulate and carry forward to the next year, up to a maximum accrual at any one time of eight (8) weeks.



                                       2.

               b. BENEFITS. During the term of his employment under this Agreement, the Executive shall be entitled to the full benefits for which Executive is eligible under the employee benefit plans and executive compensation programs maintained by the Company, including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacation and sabbatical, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question.

               c. FRINGE BENEFITS. The Executive, the Executive's spouse and children who qualify as dependents under the Internal Revenue Code shall receive all group and supplementary insurance and pension plan benefits and any other benefits on the same basis as the Company may from time to time offer to its senior management employees and their qualifying spouses and children generally, including accidental death and dismemberment coverage.


        5.     REIMBURSEMENT FOR BUSINESS EXPENSES.

               a. BUSINESS EXPENSES. The Executive shall be reimbursed by the Company for all ordinary and necessary expenses incurred by the Executive in the performance of his duties during the term of this Agreement. Such expenses shall be limited to entertainment, meals, travel expenses, conventions, meetings and seminars. The Executive shall keep accurate and complete records of all such expenses, including, but not limited to, proof of payment, and shall account fully for all such expenses. Each such expenditure shall be reimbursable within forty-five (45) days of receipt by the Company of adequate records and documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction. Failure to provide evidence of such expenditure within fifteen (15) days of the incursion of the expenditure may result in forfeiture of the right to recover.

               b. MAINTENANCE OF RECORDS. With respect to the reimbursement of business expenses, the Executive shall acquire and maintain, in a form required by the state or federal tax authorities, copies of all receipts, records of payment, bills or other documents evidencing expenditures for business purposes. Such records shall be maintained for all time periods required by applicable law. The Executive further understands that he shall not be entitled to reimbursement for any business expense for which such records are not maintained. Additionally, the Executive understands that should, upon audit, it be determined that the business records which he maintained for expenses for which he was reimbursed are found to be inadequate, and the tax deductions for such expenses are denied to the Company, the Executive shall reimburse the Company for each such denied deduction.



                                       3.

        6.     TERMINATION.

               a. DEFINITION. As used herein, the following definitions shall apply:

                      i. "CAUSE" shall mean the termination of employment of Executive shall have taken place as a result of:

                              (1) The Executive's willful failure or refusal to
perform the duties of his employment, in the estimation of the Board of Directors, under the provisions of this Agreement, including, without limitation, the breach by Executive of Section 2(b) hereof, which failure is not cured within ten (10) days after receipt of written notice;

                              (2) The Executive's knowing participation in any
activity which, in the estimation of the Board of Directors, is competitive with or intentionally injurious to the Company and which is not cured to the satisfaction of the Board of Directors after ten (10) days written notice by the Board of Directors of a breach of this Section 6(a)(ii)(2);

                              (3) The Executive's commission of any fraud
against the Company, or unauthorized use or appropriation of any funds or properties of the Company for the Executive's personal gain;

                              (4) The Executive's conviction of a felony or any
crime involving moral turpitude;

                              (5) The Executive's knowing misappropriation of
trade secrets or proprietary information of the Company or of third parties; or

                              (6) The breach by Executive of the Proprietary
Information Agreement (as defined below).

                      ii. "CHANGE IN CONTROL" shall mean (a) any merger or consolidation of the Company with, or any sale of all or substantially all of the Company's assets to, any other corporation or entity, unless as a result of such merger, consolidation or sale of assets the holders of the Company's voting securities prior thereto hold at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving or successor corporation or entity after such transaction, or (b) the acquisition by any Person or Beneficial Owner (as such terms are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.



                                       4.
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                      iii. "CONSTRUCTIVE   TERMINATION"   shall  mean  (i)  a
reduction in Executive's salary or a material reduction in benefits not agreed to by Executive (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied on the same basis to other officers, and excluding the substitution of substantially equivalent compensation and benefits), or (ii) a material change in Executive's responsibilities not agreed to by Executive.

                      iv. "DISABILITY" shall mean the total mental or physical incapacity of the Executive, which continues for not less than six (6) consecutive months and is based upon a certification of such incapacity by Executive's regularly attending physician, or, if not available, then by a duly licensed physician selected by the Board of Directors of the Company.

               b. TERMINATION BY THE COMPANY. The Company may terminate Executive's employment at any time, for any reason or for no reason by giving notice of termination to Executive. Executive's termination shall be effective immediately on the date of such notice of termination (the "Notice Date").

                      i. TERMINATION WITHOUT CAUSE. If the Company terminates Executive's employment during the term of this Agreement for any reason whatsoever, other than a termination for Cause or a termination upon Change in Control, then upon Executive's furnishing to the Company an executed waiver and release of claims, a form of which is attached hereto as Exhibit B (the "Waiver and Release"), Executive shall agree to be engaged to perform services pursuant to the Consulting Agreement. In addition, Executive shall be entitled to receive as compensation Executive's Salary as of the date of termination prorated to the date of termination and any accrued but unused vacation pay. No other amounts shall be payable to Executive except pursuant to the Consulting Agreement.

                      ii. TERMINATION FOR CAUSE. If the Company terminates Executive's employment for Cause during the term of this Agreement, Executive shall be entitled to receive as compensation Executive's Salary as of the date of termination prorated to the date of termination, and any accrued but unused vacation pay, and Executive shall agree to be engaged to perform services pursuant to the consulting Agreement; provided that, at the Company's sole option, the Company may elect not to engage Executive under the Consulting Agreement, in which event Executive shall receive only the prorated salary to the date of termination and any accrued but unused vacation pay.

                      iii. TERMINATION UPON CHANGE IN CONTROL; CONSTRUCTIVE TERMINATION. If the Company terminates Executive's employment during the term of this Agreement for any reason within 90 days of a Change in Control, or if Executive terminates his employment hereunder by giving written notice to the Company within 90



                                       5.

days of any Constructive Termination, then upon Executive's furnishing to the Company an executed Waiver and Release, Executive shall agree to be engaged to perform services pursuant to the Consulting Agreement. In addition, Executive shall be entitled to receive as compensation Executive's Salary as of the date of termination prorated to the date of termination and any accrued but unused vacation pay. No other amounts shall be payable to Executive except pursuant to the Consulting Agreement.

               c. TERMINATION ON DEATH OR DISABILITY. This Agreement shall terminate without notice upon the date of Executive's death or Disability. Upon such termination, upon Executive's or his estate or personal representative's furnishing to the Company an executed Waiver and Release, the Executive or his estate or personal representative, as the case may be, shall be entitled to receive the Executive's then current salary and benefits for a period of one (1) year following the date of Executive's death or Disability. In addition, the Executive shall receive disability payments as provided in the Company's standard benefit plans.

               d. TERMINATION BY THE EXECUTIVE. If Executive terminates his employment hereunder by giving prior written notice to the Company, Executive shall be entitled to receive as compensation Executive's Salary as of the date of termination prorated to the date of termination, and any accrued but unused vacation pay, and Executive shall agree to be engaged to perform services for the Company pursuant to the Consulting Agreement, provided that, at the Company's sole option, the Company may elect not to engage Executive under the Consulting Agreement, in which event Executive shall only receive the prorated salary to the date of termination and any accrued but unused vacation pay.

               e. WAIVER OF NOTICE. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement in this Section.

        7. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Executive shall enter into and abide by the terms of the Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement") in the form attached hereto as Exhibit C.

        8.     SUCCESSORS.

               a. COMPANY'S SUCCESSORS. Any successors to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the



                                       6.

assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

               b. EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        9. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after being mailed by U.S. registered or certified mail return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notice shall be directed to the attention of its Secretary.

        10. TERMINATION OF AGREEMENT. The provisions of Sections 1, 2, 3, 4, 5 and 6 of this Agreement shall terminate five (5) years from the date of this Agreement, and no payments, compensation or other benefits under such Sections of this Agreement shall be required for any termination of employment occurring after five (5) years from the date of this Agreement. Such termination shall not affect any other provisions of this Agreement, and all such other provisions shall remain in full force and effect.

        11.    MISCELLANEOUS PROVISIONS.

               a. WAIVER. No provisions of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Chairman of the Board or a director of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provisions of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               b. WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement, including the exhibits hereto, have been made or entered into by either party with respect to the subject matter hereof.

               C. CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.



                                       7.

               d. SEVERABILITY. The invalidity or unenforceability of any provisions or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               e. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Diego County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Executive shall be entitled to receive attorneys' fees and costs in connection with any dispute under this Agreement if he is the prevailing party.

               f. NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

               g. EMPLOYMENT AT WILL; LIMITATION OF REMEDIES. The Company and the Executive acknowledge that the Executive's employment is at will, as defined under applicable law. If the Executives employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

               h. EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

               i. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



                                       8.
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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                      PLANET POLYMER TECHNOLOGIES, INC.



                                      By:  /s/ THOMAS LANDSHOF
                                         ---------------------------------------



                                      EXECUTIVE


                                      /s/ ROBERT J. PETCAVICH          11/18/98
                                      ------------------------------------------
                                      Robert J. Petcavich, Ph.D.



                                       9.

                                    EXHIBIT A

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT


        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 1999 by and between PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company") and ROBERT J. PETCAVICH ("Consultant").

        A. The Company designs, develops, manufactures and markets polymer materials;

        B. Consultant is a key executive of the Company pursuant to an employment agreement dated as of the date hereof (the "Employment Agreement"); and

        C. Because of Consultant's intimate knowledge of the business of the Company, the Company desires the option to engage the services of Consultant, and Consultant desires to be so engaged, upon notice of termination of employment pursuant to the Employment Agreement.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

        1. SERVICES. In the event Consultant's employment under the Employment Agreement is terminated, by either the Company or by Consultant, for any reason other than death or disability, then for a period of two (2) years following the date of either party's notice to the other of such termination (the "Notice Date"), the Company shall engage Consultant and Consultant hereby agrees to be engaged to perform the services and undertake the duties and responsibilities set forth in Schedule A attached hereto and incorporated herein (collectively, the "Services"), provided that, at the Company's sole option, the Company may elect within 30 days of the Notice Date, in the event of a termination by the Company for "cause" pursuant to Section 6(b)(ii) of the Employment Agreement or the termination by Consultant pursuant to Section 6(d) of the Employment Agreement not to engage Consultant under this Agreement. Consultant agrees to render the Services under the terms and conditions set forth in this Agreement.

        2. TERM. The term of this Agreement (the "Term") shall commence upon the Notice Date and shall remain in full force and effect for two (2) years following the Notice Date. In the event the Company does not elect to engage Consultant within 30 days of the Notice Date in the event of a termination by the Company for "cause" pursuant to Section 6(b)(ii) of the Employment Agreement or the termination by Consultant pursuant to Section 6(d) of the Employment Agreement, then this Agreement shall have no effect and shall not be binding upon either the Company or upon Consultant. In addition, the Company, may, at its sole option, elect to terminate this Agreement prior to the expiration of the Term if the Company terminated Consultant's employment for "cause" or if Consultant terminated his employment with the Company. In no event may Consultant terminate this Agreement.

        3. CONSULTING FEES. As payment for the Services, Consultant shall receive cash fees as set forth in Schedule B attached hereto and incorporated herein, which shall constitute complete payment for the Services. The Company shall be entitled to set off against the consulting fees any other income Consultant receives during the Term from other employment or



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

from contracting engagements with any entity other than the Company. Consultant agrees to immediately inform the Company of any other such income he earns during the Term.

        4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

        5. CONFIDENTIAL INFORMATION. In connection with the performance of Services hereunder, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation details regarding the Company's services, plans for new services, supplier and customer information and relationships, information regarding the Company's employees, and business and financial information relating to the actual or planned business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the Company which are or have been in Consultant's possession or control.

        6. PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

               Consultant agrees that in order to protect the Confidential Information of the Company and in consideration of the fees receives hereunder and the Company's execution of the Employment Agreement, during the Term of this Agreement, Consultant shall not engage as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise in any business or activity conducted within the United States or Canada which:

                6.1 is substantially similar to any business or activity of the Company as the same is conducted or proposed to be conducted (as evidenced by a written plan) by the Company as of the first day of the Term; or

                6.2 is competitive with any business or activity of the Company as the same is conducted or proposed to be conducted (as evidenced by a written plan) by the Company on the first day of the Term.

        7. CUSTOMERS AND EMPLOYEES. Consultant agrees that during the Term and for a period of one year thereafter, he will not solicit or cause to be solicited (i) any of the existing



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


customers of the Company for purposes of obtaining their custom or trade for a business which is competitive with the business which is conducted by the Company as of the Notice Date or during the Term, or (ii) any of the existing employees of the Company for purposes of obtaining their employment services.

        8. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

        9. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

        10. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

        11. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

        12. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

        13. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

        14. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.



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



        15. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

        16. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to Company:

                                    PLANET POLYMER TECHNOLOGIES, INC.
                                    9985 Businesspark Ave., Suite A
                                    San Diego, California 92131
                                    Attn:  Chairman

               If to Consultant:

                                    -------------------------

                                    -------------------------

                                    -------------------------

        17. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

        18. ATTORNEY CONSULTATION. Each party has been informed of his/its right to consult with his/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

                                   The Company:

                                   PLANET POLYMER TECHNOLOGIES, INC.
                                   a California corporation


                                   By:______________________________

                                   Name: ___________________________

                                   Title: ____________________________


                                   Consultant:

                                   /s/ ROBERT J. PETCAVICH
                                   ----------------------------------
                                   Robert J. Petcavich



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


                                   SCHEDULE A


                      SERVICES, DUTIES AND RESPONSIBILITIES

        During the Term, Consultant shall, upon request, consult with the Company by telephone, by mail and in person from time to time on a part-time basis during regular business hours. The consultation shall concern the management, operation, research, product development, marketing, sales, purchasing, leasing, financing and other aspects of the business of the Company, and may include Consultant's direct contacting of third parties at the reasonable request of the Company. Unless otherwise agreed in writing by the parties, the consultation shall not exceed ten (10) hours per week on average during the Term.

                                   SCHEDULE B

                                 CONSULTING FEE

        The Company shall pay to Consultant for the Services, a consulting fee equal to the Salary as defined in the Employment Agreement or Consultant's salary on the Notice Date, whichever is higher, paid according to the Company's regular payroll during the Term as provided herein.

        The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the Services and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board of Directors from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

                                    EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS

        In exchange for payment to me of amounts pursuant to Sections 6(b)(i), 6(b)(iii) and 6(c) (and for the other benefits provided therein) of my Employment Agreement (the "Agreement"), to which this form is attached, I hereby furnish Planet Polymer Technologies, Inc. (the "Company") with the following release and waiver.

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Sections 6(b)(i), 6(b)(iii) and 6(c) of the Agreement.)

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: __________________                  By:____________________________


                                      1-1

                                    EXHIBIT C

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT



                                      1-2

                        PLANET POLYMER TECHNOLOGIES, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


        In consideration of my employment or continued employment by Planet Polymer Technologies, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.      NONDISCLOSURE

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.    ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a



                                       1.

complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my



                                       2.

termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.   GENERAL PROVISIONS.

        10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity,



                                       3.

illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.7 CENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 19__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:  ___________


---------------------------------------
(SIGNATURE)


---------------------------------------
(PRINTED NAME)


ACCEPTED AND AGREED TO:

PLANET POLYMER TECHNOLOGIES, INC.


By:
   ------------------------------------

Title:
     ----------------------------------


9985 Business Park Avenue, Suite A
San Diego, CA 92131

Dated: _______

                                       4.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


        THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

        2. Result from any work performed by you for the Company.

        To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                         By:
                                             -----------------------------------

                                         Date:
                                              ----------------------------------

WITNESSED BY:


-----------------------------------
(PRINTED NAME OF REPRESENTATIVE)


                                      A-1.

                                    EXHIBIT B

TO: PLANET POLYMER TECHNOLOGIES, INC.

FROM:
       -------------------------------
DATE:
       -------------------------------

SUBJECT: PREVIOUS INVENTIONS


1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Planet Polymer Technologies, Inc. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company: [ ] No inventions or improvements.

     [ ]     See below:


             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

[ ]   Additional sheets attached.

        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

      INVENTION OR IMPROVEMENT       PARTY(IES)            RELATIONSHIP

1.
      ------------------------       ------------------    ---------------------
2.
      ------------------------       ------------------    ---------------------
3.
      ------------------------       ------------------    ---------------------

[ ]   Additional sheets attached.